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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 12, 2000 (except as to Notes 1, 2 and 8 as to which the date is September 18, 2000), related to the consolidated financial statements of Integrated Orthopaedics, Inc., and dated November 1, 2000 related to the financial statements of PowerBrief, Inc. in the Registration Statement on Form S-4 of Integrated Orthopaedics, Inc. for the registration of 24,814,612 shares of its common stock.


                                                        /s/ ERNST & YOUNG LLP
                                                        Ernst & Young LLP
Houston, Texas
November 21, 2000